SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2006

U.S. HELICOPTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32580	27-0096927
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 248-2002

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On October 20, 2006, the Company and Cornell Capital Partners, LP ("Cornell Capital") amended the terms of two warrant agreements (the "Warrants") relating to the issuance of 1,250,000 shares of the Company's common stock each. The Warrants contained exercise prices of $1.00 and $1.15, respectively. To induce Cornell Capital to make an additional investment in the Company via the cash exercise of the Warrants, the Company agreed to reduce the exercise price of each Warrant to $0.70 per share.

On October 20, 2006, the Company issued a total of 2,500,000 shares of common stock in connection with a notice of exercise of the Warrants received from Cornell Capital on such date. In connection with this agreement, the Company also agreed to issue additional warrants within 30 days to purchase up to 500,000 shares of the Company's common stock with the following exercise prices: $1.20 per share (as to 125,000 warrants); $1.35 per share (as to 125,000 warrants); $1.50 per share (as to 125,000 warrants); and $1.65 per share (as to 125,000 warrants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2006

U.S. HELICOPTER CORPORATION (Registrant)
By:	/s/ John G. Murphy
John G. Murphy Chief Executive Officer and President

2